BROKERS TO BE INCLUDED IN EXHIBIT
Execution Ltd.
IBOXX Ltd.
K & N Kenanga Bhd
K&N Kenanga Holdings Bhd
Kenanga Deutsche Futures
Kenanga Deutsche Futures Sdn Bhd
MaxBlue Investimentos Distribuidora de Titulos e Valores Mobiliarios S. A. Morgan Grenfell & Co Limited
Morgan Grenfell Private Equity Limited
Morgan Grenfell Securities
MTS Japan Securities Co. Ltd.
National Discount Brokers Group, Inc.
Nissay Deutsche Asset Management Europe Limited (33%)
OTC Deriv Limited
Pro Capital Spolka Akcyjna
PT Bina Tatalaksana Pasifik
PT BT Prima Securities Indonesia
PT Deutsche Securities Indonesia
Regis Partners Inc.
Scudder Kemper Investors
SOCX LLC
Tasfiye Halinde Bankers Trust Menkul Degerler A.S.
TheMarkets.com
Tokai Deutsche Asset Management Limited (40%)
Yieldbroker Pty Ltd.
AsiaBondPortal
BondsinAsia
BT Opera Trading S.A. (dormant)
DB Securities S. A.
DBS Finance S. A.
LoanX
Mortgage Ramp
Swapsclear
Swapswire Limited
Volbroker.com Limited
Yensai
Banca Carime S.p.A.
Bank Inicjatyw Spoleczno-Ekonomicznych SA
Dr. Jung & Partner GmbH
EDORA Funding GmbH EuroPace IPD Ltd.
eXtrahyp.de Aktiengesellschaft
Millennium Clearing Company, L.L.C.
Minex Corporation
Osaka Stock Exchange Co., Ltd.
Scudder Weisel Capital, L.L.C.
SLB Funding GmbH
TISCO Securities Hong Kong Limited
WERDA Betelligungsgesellschaft mbG